Morgan Stanley Institutional Fund Trust-Strategic
Income Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3


Securities Purchased:  Aramark Services Inc. 4.750%
due 6/1/2026
Purchase/Trade Date:	5/16/2016
Offering Price of Shares: $100.000
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $20,000
Percentage of Offering Purchased by Fund: 0.004 %
Percentage of Fund's Total Assets: 0.21 %
Brokers: Wells Fargo Securities; BofA Merrill Lynch;
Barclays; Credit Suisse; J.P. Morgan; Goldman, Sachs
& Co.; Morgan Stanley; SMBC Nikko; PNC Capital
Markets LLC; Rabo Securities; Santander; TD
Securities; Comerica Securities
Purchased from: Wells Fargo
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  YUM! Brands Inc. 5.250% due
6/1/2026
Purchase/Trade Date:	6/2/2016
Offering Price of Shares: $100.000
Total Amount of Offering: $1,050,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: 0.002 %
Percentage of Fund's Total Assets: 0.26 %
Brokers: Goldman, Sachs & Co.; Wells Fargo
Securities; J.P. Morgan; Citigroup; Morgan Stanley;
BofA Merrill Lynch; Fifth Third Securities; MUFG;
Barclays; ICBC; Rabo Securities; The Williams Capital
Group, L.P.; Scotiabank
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.


Securities Purchased:  Teva Pharmaceutical Finance
2.200% due 7/21/2021
Purchase/Trade Date:	7/18/2016
Offering Price of Shares: $99.835
Total Amount of Offering: $3,000,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: 0.001 %
Percentage of Fund's Total Assets: 0.26 %
Brokers: Barclays; BofA Merrill Lynch; BNP
PARIBAS; Credit Suisse; HSBC; Mizuho Securities;
Citigroup; Morgan Stanley; RBC Capital Markets;
SMBC Nikko; Bank of China; BBVA
COMMERZBANK; Lloyds Securities; MUFG; PNC
Capital Markets LLC; Scotiabank; TD Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.


Securities Purchased:  Shire Acquisitions Investments
Ireland 2.400% due 9/23/2021
Purchase/Trade Date:	9/19/2016
Offering Price of Shares: $99.892
Total Amount of Offering: $3,300,000,000
Amount Purchased by Fund: $50,000
Percentage of Offering Purchased by Fund: 0.002 %
Percentage of Fund's Total Assets: 0.52 %
Brokers: BofA Merrill Lynch; Barclays; Morgan
Stanley; Bank of China; Citigroup; COMMERZBANK;
Credit Suisse; Deutsche Bank Securities; DNB
Markets; Lloyds Securities; Mizuho Securities; MUFG;
RBC Capital Markets; RBS; Santander; SMBC Nikko;
Goldman, Sachs & Co.; HSBC; J.P. Morgan;
Mediobanca; Scotiabank; Wells Fargo Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.